Exhibit 99.1

The Chefs’ Warehouse Reports Fourth Quarter 2018 Financial Results
Net Sales Growth of 10.3%
Ridgefield, CT, February 13, 2019 - The Chefs’ Warehouse, Inc. (NASDAQ: CHEF) (the “Company”), a premier distributor of specialty food products in the United States and Canada, today reported financial results for its fourth quarter ended December 28, 2018.

Financial highlights for the fourth quarter of 2018 compared to the fourth quarter of 2017:

•	Net sales increased 10.3% to $394.1 million for the fourth quarter of 2018 from $357.1 million for the fourth quarter of 2017.

•	GAAP net income was $8.9 million, or $0.30 per diluted share, for the fourth quarter of 2018 compared to net income of $9.5 million, or $0.35 per diluted share, in the fourth quarter of 2017.

•	Adjusted net income per diluted share[1] was $0.32 for the fourth quarter of 2018 compared to $0.23 for the fourth quarter of 2017.

•	Adjusted EBITDA was $24.6 million for the fourth quarter of 2018 compared to $22.0 million for the fourth quarter of 2017.

“We are pleased with our performance in the fourth quarter which included solid revenue, new customer and gross profit growth,” said Chris Pappas, chairman and chief executive officer of The Chefs’ Warehouse, Inc. “In 2019 and beyond, we will look to continue to grow existing and new markets, expand product categories and implement technology focused on improving efficiency in our operations and enhancing customer experience. We believe we are well positioned to continue to be the food industry’s most nimble and dynamic last-mile source of fine ingredients to chef-driven independent restaurants.”

Fourth Quarter Fiscal 2018 Results

Net sales for the quarter ended December 28, 2018 increased 10.3% to $394.1 million from $357.1 million for the quarter ended December 29, 2017. Organic growth contributed $19.5 million, or 5.4%, to sales growth in the quarter. The remaining sales growth of $17.5 million, or 4.9%, resulted from acquisitions. Organic case count grew approximately 6.5% in the Company’s specialty category with unique customers and placements growth at 5.9% and 4.4%, respectively, compared to the prior year quarter. Pounds sold in the Company’s center-of-the-plate category increased 4.9% compared to the prior year quarter. Estimated inflation was 0.2% in the Company’s specialty categories and estimated inflation was 0.9% in the center-of-the-plate categories compared to the prior year quarter.

Gross profit increased approximately 11.2% to $102.3 million for the fourth quarter of 2018 from $92.0 million for the fourth quarter of 2017. Gross profit margin increased approximately 20 basis points to 26.0% from 25.8%, due in large part to deflation in certain center-of-the-plate categories. Gross margins in the Company’s specialty category decreased 93 basis points and gross margins increased 135 basis points in the Company’s center-of-the-plate category compared to the prior year quarter.

Total operating expenses increased by approximately 10.3% to $84.5 million for the fourth quarter of 2018 from $76.6 million for the fourth quarter of 2017. As a percentage of net sales, operating expenses were relatively unchanged at 21.4% in the fourth quarter of 2018 compared to 21.5% in the fourth quarter of 2017.

Operating income for the fourth quarter of 2018 was $17.8 million compared to $15.3 million for the fourth quarter of 2017. The increase in operating income was driven primarily by increased gross profit, offset in

1Please see the Consolidated Statements of Operations at the end of this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, adjusted net income and adjusted EPS to these measures’ most directly comparable GAAP measure.

part by higher operating expenses, as discussed above. As a percentage of net sales, operating income was 4.5% in the fourth quarter of 2018 compared to 4.3% in the fourth quarter of 2017.

Total interest expense increased to $5.7 million for the fourth quarter of 2018 compared to $5.3 million for the fourth quarter of 2017 due primarily to the write off of $1.1 million in deferred financing fees associated with the re-pricing of our Term Loan, partially offset by lower effective interest rates charged on the Company’s outstanding debt and the conversion of the 36.8 million of convertible subordinated notes during the third quarter of 2018.

Net income for the fourth quarter of 2018 was $8.9 million, or $0.30 per diluted share, compared to net income of $9.5 million, or $0.35 per diluted share, for the fourth quarter of 2017.

Adjusted EBITDA1 was $24.6 million for the fourth quarter of 2018 compared to $22.0 million for the fourth quarter of 2017. For the fourth quarter of 2018, adjusted net income1 was $9.6 million and adjusted EPS1 was $0.32 compared to adjusted net income of $6.2 million and adjusted EPS of $0.23 for the fourth quarter of 2017.

Full Year 2019 Guidance

Based on current trends in the business, the Company is providing the following financial guidance for fiscal year 2019:

•	Net sales between $1.52 billion and $1.57 billion

•	Gross profit between $390.0 million and $400.0 million

•	Net income between $27.2 million and $30.0 million

•	Net income per diluted share between $0.90 and $1.00

•	Adjusted EBITDA between $86.0 million and $90.0 million

•	Adjusted net income per diluted share between $0.91 and $1.01

This guidance is based on an effective tax rate of approximately 27.5% and approximately 30.0 million shares, on a fully diluted basis.

Fourth Quarter 2018 Earnings Conference Call

The Company will host a conference call to discuss fourth quarter 2018 financial results today at 5:00 p.m. EST. Hosting the call will be Chris Pappas, chairman and chief executive officer, and Jim Leddy, chief financial officer. The conference call will be webcast live from the Company’s investor relations website at http://investors.chefswarehouse.com/. The call can also be accessed live over the phone by dialing (877) 407-4018, or for international callers (201) 689-8471. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13687350. The replay will be available until Wednesday, February 20, 2019, and an online archive of the webcast will be available on the Company’s investor relations website for 30 days.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, the Company’s ability to successfully deploy its operational initiatives to achieve synergies from its acquisitions; the Company’s sensitivity to general economic conditions, changes in disposable income levels and consumer discretionary spending on food-away-from-home purchases; the Company’s vulnerability to economic and other developments in the geographic markets in which it operates; the risks of supply chain interruptions due to a lack of long-term contracts, severe weather or more prolonged climate change, work stoppages or otherwise; the risks of loss of revenue or reductions in operating margins in the Company’s center-of-the-plate category as a result of competitive pressures; changes in the availability or cost of the Company’s specialty food products; the ability to effectively price the Company’s specialty food products and reduce the Company’s expenses; the relatively low margins of the foodservice distribution industry and the Company’s and its customers’ sensitivity to inflationary and deflationary pressures; the Company’s ability to successfully identify, obtain financing for and complete acquisitions of other foodservice distributors and to integrate and realize expected synergies from those acquisitions; increased fuel cost volatility and expectations regarding the use of fuel surcharges; fluctuations in the wholesale prices of beef, poultry and seafood, including increases in these prices as a result of increases in the cost of feeding and caring for livestock; the loss of key members of the Company’s management team and the Company’s ability to replace such personnel; and the strain on the Company’s infrastructure and resources caused by its growth. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 9, 2018  and other reports filed by the Company with the SEC since that date. The Company is not undertaking to update any information in the foregoing report until the effective date of its future reports required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States and Canada focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, culinary schools, bakeries, patisseries, chocolatiers, cruise lines, casinos and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 55,000 products to more than 34,000 customer locations throughout the United States and Canada.

Contact:
Investor Relations
Jim Leddy, CFO, (718) 684-8415

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL QUARTERS AND YEARS ENDED DECEMBER 28, 2018 AND DECEMBER 29, 2017
(in thousands except share amounts and per share data)

	Fiscal Quarter Ended		Fiscal Year Ended
	December 28, 2018	December 29, 2017	December 28, 2018	December 29, 2017
	(unaudited)	(unaudited)	(unaudited)
Net sales	$394,056	$357,098	$1,444,609	$1,301,520
Cost of sales	291,764	265,125	1,077,562	972,142
Gross profit	102,292	91,973	367,047	329,378

Operating expenses	84,490	76,624	318,289	288,251
Operating income	17,802	15,349	48,758	41,127

Interest expense	5,709	5,303	20,745	22,709
Loss on asset disposal	139	—	169	10
Income before income taxes	11,954	10,046	27,844	18,408

Provision for income taxes	3,072	563	7,442	4,042

Net income	$8,882	$9,483	$20,402	$14,366

Net income per share:
Basic	$0.30	$0.36	$0.71	$0.55
Diluted	$0.30	$0.35	$0.70	$0.54

Weighted average common shares outstanding:
Basic	29,438,806	26,436,840	28,703,265	26,118,482
Diluted	29,828,252	27,805,849	29,678,919	27,424,526

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 28, 2018 AND DECEMBER 29, 2017
(in thousands)

	December 28, 2018 (unaudited)	December 29, 2017
Cash	$42,410	$41,504
Accounts receivable, net	161,758	142,170
Inventories, net	112,614	102,083
Prepaid expenses and other current assets	11,953	11,083
Total current assets	328,735	296,840

Equipment and leasehold improvements, net	72,807	68,378
Software costs, net	12,469	6,034
Goodwill	184,280	173,202
Intangible assets, net	130,033	140,320
Other assets	4,074	2,975
Total assets	$732,398	$687,749

Accounts payable	$87,799	$70,019
Accrued liabilities	24,810	21,871
Accrued compensation	12,872	12,556
Current portion of long-term debt	61	3,827
Total current liabilities	125,542	108,273

Long-term debt, net of current portion	278,169	313,995
Deferred taxes, net	9,601	6,015
Other liabilities	10,410	10,865
Total liabilities	423,722	439,148

Preferred stock	—	—
Common stock	300	284
Additional paid in capital	207,326	166,997
Accumulated other comprehensive loss	(2,221)	(1,549)
Retained earnings	103,271	82,869
Stockholders’ equity	308,676	248,601

Total liabilities and stockholders’ equity	$732,398	$687,749

THE CHEFS’ WAREHOUSE, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE FISCAL YEARS ENDED DECEMBER 28, 2018 AND DECEMBER 29, 2017
(in thousands)

	December 28, 2018 (unaudited)	December 29, 2017
Cash flows from operating activities:
Net income	$20,402	$14,366
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,296	8,516
Amortization of intangible assets	11,910	12,033
Provision for allowance for doubtful accounts	3,790	4,061
Deferred rent	770	285
Deferred taxes	2,554	(703)
Amortization of deferred financing fees	3,155	2,084
Stock compensation	4,094	3,018
Change in fair value of earn-outs	1,448	(579)
Loss on asset disposal	169	10
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(19,466)	(13,611)
Inventories	(6,330)	(11,783)
Prepaid expenses and other current assets	120	4,762
Accounts payable and accrued liabilities	13,677	10,406
Other liabilities	(911)	(1,130)
Other assets	(596)	(238)
Net cash provided by operating activities	45,082	31,497

Cash flows from investing activities:
Capital expenditures	(19,817)	(12,311)
Cash paid for acquisitions, net of cash received	(13,901)	(30,095)
Proceeds from asset disposals	30	—
Net cash used in investing activities	(33,688)	(42,406)

Cash flows from financing activities:
Proceeds from the issuance of common stock, net of issuance costs	—	34,020
Payment of debt, capital lease and other financing obligations	(49,360)	(12,830)
Net change in asset based loan facility	44,184	—
Payment of deferred financing fees	(1,502)	(761)
Cash paid for contingent earn-out obligation	(3,000)	(500)
Surrender of shares to pay withholding taxes	(764)	(500)
Net cash (used in) provided by financing activities	(10,442)	19,429

Effect of foreign currency translation on cash and cash equivalents	(46)	122

Net change in cash and cash equivalents	906	8,642
Cash and cash equivalents at beginning of period	41,504	32,862
Cash and cash equivalents at end of period	$42,410	$41,504

THE CHEFS’ WAREHOUSE, INC.
CALCULATION OF GAAP NET INCOME PER COMMON SHARE
FOR THE FISCAL QUARTERS AND YEARS ENDED DECEMBER 28, 2018 AND DECEMBER 29, 2017
(in thousands except share amounts and per share data)

	Fiscal Quarter Ended		Fiscal Year Ended
	December 28, 2018	December 29, 2017	December 28, 2018	December 29, 2017
	(unaudited)	(unaudited)	(unaudited)
Numerator:
Net income	$8,882	$9,483	$20,402	$14,366
Add effect of dilutive securities:
Interest on convertible notes, net of tax	—	134	362	536
Net income available to common shareholders	$8,882	$9,617	$20,764	$14,902
Denominator:
Weighted average basic common shares outstanding	29,438,806	26,436,840	28,703,265	26,118,482
Dilutive effect of stock options and unvested common shares	389,446	131,635	270,520	68,670
Dilutive effect of convertible notes	—	1,237,374	705,134	1,237,374
Weighted average diluted common shares outstanding	29,828,252	27,805,849	29,678,919	27,424,526

Net income per share:
Basic	$0.30	$0.36	$0.71	$0.55
Diluted	$0.30	$0.35	$0.70	$0.54

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
FOR THE FISCAL QUARTERS AND YEARS ENDED DECEMBER 28, 2018 AND DECEMBER 29, 2017
(unaudited; in thousands)

	Fiscal Quarter Ended		Fiscal Year Ended
	December 28, 2018	December 29, 2017	December 28, 2018	December 29, 2017
Net income	$8,882	$9,483	$20,402	$14,366
Interest expense	5,709	5,303	20,745	22,709
Depreciation	3,062	2,194	10,296	8,516
Amortization	2,961	3,321	11,910	12,033
Provision for income taxes	3,072	563	7,442	4,042
EBITDA (1)	23,686	20,864	70,795	61,666

Adjustments:
Stock compensation (2)	1,095	635	4,094	3,018
Duplicate rent (3)	—	—	14	86
Integration and deal costs/third party transaction costs (4)	277	286	608	286
Change in fair value of earn-out obligation (5)	(578)	(651)	1,448	(579)
Loss on asset disposal (6)	139	—	169	10
One-time executive management costs (7)	—	915	—	915
Moving expenses (8)	28	—	49	438
Adjusted EBITDA (1)	$24,647	$22,049	$77,177	$65,841

1.
We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as performance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.

3.	Represents duplicate rent expense for our Bronx, NY, Chicago, IL and Toronto, Canada distribution facilities.

4.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal and integration.

5.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

6.	Represents the non-cash charge related to the disposal of certain equipment.

7.	Represents costs associated with changing a member of our executive management team.

8.	Represents moving expenses for the consolidation of our Bronx, NY, Chicago, IL, Miami, FL and Toronto, Canada facilities.

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME
FOR THE FISCAL QUARTERS AND YEARS ENDED DECEMBER 28, 2018 AND DECEMBER 29, 2017
(unaudited; in thousands except share amounts and per share data)

	Fiscal Quarter Ended		Fiscal Year Ended
	December 28, 2018	December 29, 2017	December 28, 2018	December 29, 2017
Net income	$8,882	$9,483	$20,402	$14,366
Adjustments to reconcile net income to adjusted net income (1):
Duplicate rent (2)	—	—	14	86
Integration and deal costs/third party transaction costs (3)	277	286	608	286
Moving expenses (4)	28	—	49	438
Change in fair value of earn-out obligations (5)	(578)	(651)	1,448	(579)
One-time executive management costs (6)	—	915	—	915
Loss on asset disposal (7)	139	—	169	10
Write-off of unamortized deferred financing fees (8)	1,081	—	1,081	—
Tax effect of adjustments (9)	(253)	(229)	(900)	(477)
Tax impact of regulation change (10)	—	(3,573)	—	(3,573)
Total adjustments	694	(3,252)	2,469	(2,894)

Adjusted net income	$9,576	$6,231	$22,871	$11,472

Diluted earnings per share - Adjusted	$0.32	$0.23	$0.78	$0.44

Diluted shares outstanding - Adjusted	29,828,252	27,805,849	29,678,919	27,424,526

1.
We are presenting adjusted net income and adjusted earnings per share (EPS), which are not measurements determined in accordance with GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income available to common stockholders, provide a more complete understanding of our business than could be obtained absent this disclosure. We use adjusted net income available to common stockholders and adjusted EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of adjusted net income available to common stockholders and modified adjusted EPS as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents duplicate rent expense for our Bronx, NY, Chicago, IL and Toronto, Canada distribution facilities.

3.	Represents transaction related costs incurred to complete and integrate acquisitions, including due diligence, legal and integration.

4.	Represents moving expenses for the consolidation of our Bronx, NY, Chicago, IL, Miami, FL and Toronto, Canada facilities.

5.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

6.	Represents costs associated with changing a member of our executive management team.

7.	Represents the non-cash charge related to the disposal of certain equipment.

8.	Represents the write-off of unamortized deferred financing fees as a result of the repricing of our term loan during the fourth quarter of 2018.

9.	Represents the tax effect of items 2 through 8 above.

10.	Represents an income tax benefit resulting from the enactment of H.R. 1, originally known as the Tax Cuts and Jobs Act.

THE CHEFS’ WAREHOUSE, INC.
CALCULATION OF ADJUSTED NET INCOME PER COMMON SHARE
FOR THE FISCAL QUARTERS AND YEARS ENDED DECEMBER 28, 2018 AND DECEMBER 29, 2017
(unaudited; in thousands except share amounts and per share data)

	Fiscal Quarter Ended		Fiscal Year Ended
	December 28, 2018	December 29, 2017	December 28, 2018	December 29, 2017
Numerator:
Adjusted net income	$9,576	$6,231	$22,871	$11,472
Add effect of dilutive securities:
Interest on convertible notes, net of tax	—	134	362	536
Adjusted net income available to common shareholders	$9,576	$6,365	$23,233	$12,008
Denominator:
Weighted average basic common shares outstanding	29,438,806	26,436,840	28,703,265	26,118,482
Dilutive effect of stock options and unvested common shares	389,446	131,635	270,520	68,670
Dilutive effect of convertible notes	—	1,237,374	705,134	1,237,374
Weighted average diluted common shares outstanding	29,828,252	27,805,849	29,678,919	27,424,526

Adjusted net income per share:
Diluted	$0.32	$0.23	$0.78	$0.44

THE CHEFS’ WAREHOUSE, INC.
RECONCILIATION OF ADJUSTED EBITDA GUIDANCE FOR FISCAL 2019
(unaudited; in thousands)

	Low-End Guidance	High-End Guidance
Net income:	$27,150	$29,950
Provision for income tax expense	10,200	11,400
Depreciation & amortization	24,500	24,500
Interest expense	19,250	19,250
EBITDA (1)	81,100	85,100

Adjustments:
Stock compensation (2)	4,500	4,500
Change in fair value of earn-out obligation (3)	400	400

Adjusted EBITDA (1)	$86,000	$90,000

1.
We are presenting estimated EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with GAAP, because we believe these measures provide additional metrics to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to our estimated net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Represents non-cash stock compensation expense expected to be associated with awards of restricted shares of our common stock and stock options to our key employees and our independent directors.

3.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.

THE CHEFS’ WAREHOUSE, INC.
2019 FULLY DILUTED EPS GUIDANCE RECONCILIATION TO 2019 ADJUSTED FULLY DILUTED EPS GUIDANCE (1)(2)

	Low-End	High-End
	Guidance	Guidance
Net income per diluted share	$0.90	$1.00

Change in fair value of earn-out obligations (3)	0.01	0.01

Adjusted net income per diluted share	$0.91	$1.01

1.
We are presenting estimated adjusted EPS, which is not a measurement determined in accordance with GAAP, because we believe this measure provides an additional metric to evaluate our currently estimated results and which we believe, when considered with both our estimated GAAP results and the reconciliation to estimated net income per diluted share, provides a more complete understanding of our expectations for our business than could be obtained absent this disclosure. We use adjusted EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of adjusted EPS as a performance measure permits a comparative assessment of our expectations regarding our estimated operating performance relative to our estimated operating performance based on our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

2.	Guidance is based upon an estimated effective tax rate of 27.5% and an estimated fully diluted share count of approximately 30 million shares.

3.	Represents the non-cash change in fair value of contingent earn-out liabilities related to our acquisitions.